Exhibit 23.2





               CONSENT OF STOKES KELLY & HINDS, LLC

     We hereby consent to the incorporation of our report dated January 22, 1999, with respect to the consolidated financial statements of Merchants of Shenandoah Ban-Corp and subsidiary for the years ended December 31, 1998 and 1997, included in this Annual Report on Form 10-K of First Leesport Bancorp, Inc. ("The Company") for the year ended December 31, 1999, into the Company's previously filed Registration Statements No. 333-81509 and No. 333-81511.


                              /s/ STOKES KELLY & HINDS, LLC




Pittsburgh, Pennsylvania
April 5, 2000